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Exhibit 10.7
SUBORDINATED CONVERTIBLE NOTE AGREEMENT

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(continued)

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(continued)

		Page
11.11	Survival	24
11.12	Term; Termination	24
11.13	Entire Agreement; Amendment and Modification	24

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SUBORDINATED CONVERTIBLE NOTE AGREEMENT
     This Subordinated Convertible Note Agreement (this “Agreement”), is entered into as of the 16th day of June 2003, by and between Century Medical, Inc. a Japanese corporation, and Cardica, Inc., a Delaware corporation.
Recitals
     A. The Company and Century desire to enter into an exclusive Distribution Agreement of equal date herewith in the form attached hereto as Exhibit A.
     B. Upon the execution of this Agreement and the Distribution Agreement and upon the Company’s completion of certain milestones, Company, as borrower, desires to borrow from Century, as lender, Three Million Dollars (US$3,000,000), for which a certain Subordinated 5% Convertible Note with a maturity of five (5) years from the date of issuance, in the form attached hereto as Exhibit B, shall be issued to Century by the Company, all as more fully described below, on the terms and conditions set forth herein.
     C. The Company and Century desire to make certain representations, warranties, covenants and agreements in connection with the issuance of the Note and desire to prescribe certain conditions precedent to such issuance.
     D. The Company and Century desire to make certain representations, warranties, covenants and agreements in connection with entering into this Agreement and desire to prescribe certain conditions precedent to the Agreement.
Agreement
     Now, Therefore, in consideration of the promises and of the mutual provisions, agreements and covenants contained herein, the Company and Century hereby agree as follows:
     1. Description of Note and Commitment.
          1.1 Procedure for Loan. Subject to the terms and conditions of this Agreement, Century agrees that upon the execution of this Agreement and the Distribution Agreement (the “Effective Date”), Century shall make a loan (the “Loan”) to the Company in a principal amount of Three Million Dollars (US$3,000,000) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement. Any amount repaid may not be reborrowed.
          1.2 Interest.
               (a) Interest. The Loan shall bear interest from the relevant Disbursement Date on the unpaid principal amount thereof until the earlier of an Event of

Default which results in Century declaring the entire principal and accrued interest immediately due and payable or the Maturity Date, at a rate per annum equal to five percent (5.0%).
               (b) Accrual and Computation of Interest. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.
          1.3 Maximum Interest Rate. Nothing in this Agreement shall require the Company to pay interest at a rate exceeding the maximum amount permitted by applicable law to be charged by Century; provided, that in any event the Company shall pay the lesser of such maximum permissible rate and the rate provided herein.
          1.4 Payments.
               (a) Interest Payments. On the last day of each quarter (i.e. January 31, April 30, July 31 and October 31), payable in arrears, commencing with the quarter of the first Disbursement Date and ending with final payment on the Maturity Date of the Note, the Company shall pay Century all interest then accrued.
               (b) Loan Payment. The Company shall repay the entire outstanding principal amount of the Loan in full on the applicable Maturity Date without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; provided that the Note has not been converted to shares of Common Stock, in accordance with Article 9, prior to such repayment.
               (c) Optional Prepayment. The Company may at any time prepay the entire outstanding principal amount of the Loan or any portion thereof without penalty.
               (d) Subordination. Notwithstanding the foregoing, the payment of principal of the Note will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in Section 2.1 below), whether outstanding on the date hereof or hereafter incurred, on the terms set forth in Article 8; provided, however, that, except as limited under Section 8.1, the Company shall pay interest to Century on Interest Payment Dates and outstanding principal, plus any accumulated interest amounts, on either (i) the Stated Maturity of the Note or (ii) acceleration of the Note under Article 7 or Section 9.8 hereunder.
          1.5 Post-Maturity and Penalty Interest. Commencing upon the earlier of an Event of Default or the Maturity Date, any outstanding principal balance of the Loan plus accrued but unpaid interest, shall begin bearing interest, payable on demand, at a rate per annum equal to twelve percent (12%), subject to Section 1.3 hereof. This rate shall also apply to any overdue and accumulated interest amounts.
          1.6 Note. The Loan made by Century pursuant to this Agreement shall be evidenced by a Note, in the form attached hereto as Exhibit B, or several Notes, resulting from a Permitted Transfer, as described in Section 9.10 (the “Note” or “Notes”), and shall be payable to Century on the Maturity Date or an Event of Default of the Loan. The Company hereby authorizes Century or the Registered Holder to indicate upon a schedule attached to the Note all payments of principal and interest thereon. Absent manifest error, such notations shall be
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2.

presumptive as to the aggregate unpaid principal amount of the Loan, and interest due thereon, but any failure by Century or the Registered Holder to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Company hereunder or under the Note.
               1.7 Delivery of Note; Closing. The delivery of the Note by the Company shall occur at the offices of O’Melveny & Myers LLP, Embarcadero Center West, 275 Battery Street, 26th Floor, San Francisco, CA 94111-3305, at 11:00 a.m., Pacific Standard Time, on the Disbursement Date or such later Business Day as shall be mutually agreed upon by the Company and Century (the “Closing Date”). The Note for the Loan, delivered to Century on the Effective Date, will be delivered to Century in the form of a single Note, in the form attached hereto as Exhibit B; in a principal amount equal to the full principal amount of the Loan, against delivery by Century to the Company of immediately available funds: in the full amount equal to the principal amount of the Loan, by wire transfer for the account of the Company in accordance with the following:

Chase Manhattan Bank
ABA# [*]

Fahnestock & Co. Inc.
Account # [*]
For Final Credit of:	Cardica, Inc.
Final Credit Account #:	[*]
          1.8 Place of Payment. Subject to Section 1.9, payments of principal and interest becoming due and payable on the Note shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to Century, change the place of payment of the Note so long as the place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
          1.9 Home Office Payment. Notwithstanding Section 1.8, so long as Century is the holder of the Note, the Company shall pay all sums becoming due on such Note for principal and interest by wire transfer of immediately available funds for the account of Century to account number [*] at Sumitomo Mitsui Banking Corporation, Shibuya-Ekimae Branch, 1-2-2 Dogenzaka, Shibuya-ku, Tokyo 150-0043, Japan, or by such other method or at such other location as Century shall specify from time to time in writing to Company, without presentation or surrender of the Note or the making of any notation thereon.
     2. Interpretation of Agreement; Definitions.
          2.1 Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:
          “Affiliate” shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the
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3.

Company, (ii) which beneficially owns or holds fifty percent (50%) or more of any class of the Voting Stock of the Company or (iii) fifty percent (50%) or more of the Voting Stock (or in the case of a Person which is not a corporation, fifty percent (50%) or more of the equity interest) of which is beneficially owned or held by the Company. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.
          “Agreement” shall have the meaning set forth in the opening paragraph of this document.
          “Business Day” shall mean any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in San Francisco, California or Tokyo, Japan are authorized or required by law to be closed.
          “Century” shall mean Century Medical, Inc., a Japanese corporation, and any Person who succeeds to all, or substantially all, of the assets or business of Century Medical, Inc. and shall include any Permitted Transferee, as such term is defined in Section 9.10 hereof.
          “Change of Control” shall mean any change in control of the Company which includes any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of at least a majority of the Voting Stock of the Company or any sale or transfer of all or substantially all of the business or assets of the Company.
          “Closing Date” shall have the meaning specified in Section 1.7 hereof.
          “Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.
          “Company” shall mean Cardica, Inc., a Delaware corporation, and any Person who in accordance with the terms of this Agreement succeeds to all, or substantially all, of the assets or business of Cardica, Inc.
          “Conversion Price” shall have the meaning specified in Section 9.2 hereof “Disbursement Date” shall mean any date on which the disbursement of the Loan is made; provided, however, that Century shall not be required to make any disbursement if the conditions contained in Article 5, herein, are not satisfied.
          “Distribution Agreement” shall mean that certain exclusive distribution agreement, a form of which is attached hereto as Exhibit A, entered into by and between the Company and Century.
          “Disclosure Schedule” shall have the meaning specified in Article 3 hereof.
          “Effective Date” shall have the meaning specified in Section 1.1 hereof.
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4.

          “Event of Default” shall have the meaning specified in Article 7 hereof or as provided in Section 9.8 hereof.
          “Financial Statements” shall have the meaning specified in Section 3.4 hereof.
          “GAAP” shall mean generally accepted accounting principles at the time in the United States.
          “Indebtedness” shall mean indebtedness for borrowed money evidenced by a promissory note or other similar agreement that provides for payment of interest based on a principal amount and includes the acceleration of payment of such principal amount upon certain events of default.
          “Interest Payment Date” shall mean the Stated Maturity of an installment of interest on the Note.
          “Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For purposes of this Agreement, the Company shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.
          “Loan” shall have the meaning specified in Section 1 .1 hereof.
          “Material Adverse Effect” shall mean any event, act or failure to act which would have a material adverse effect on the Company’s assets, business (as presently conducted or as proposed to be conducted), properties, financial condition or operating results, or on the Company’s ability to enter into and perform its obligations under this Agreement, the Note or the Distribution Agreement.
          “Maturity Date” shall mean the date that is five (5) years from the Disbursement Date of the Loan, or any other earlier date on which the Note becomes due and payable, whether as stated or by virtue of an Event of Default or otherwise.
          “Note” or “Notes” shall have the meaning specified in Section 1.6 hereof.
          “Person” shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.
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5.

          “Registered Holders” shall mean any holder of the Note or, in the case of a Permitted Transfer under Section 9.10, any holders of the Notes, as reflected in the records of the Company.
          “SEC” shall mean the Securities and Exchange Commission, or successor regulatory entity.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Senior Indebtedness” shall mean any and all Indebtedness, fees, costs, expenses, liabilities or other amounts owed, owing or to be owed by the Company to (i) Venture Lending & Leasing II, Inc. (“VLL2”), Venture Lending & Leasing III, Inc. (“VLL3” and together with VLL2, “VLL”) or their respective successors or assigns pursuant to those certain Loan and Security Agreements dated March 17, 2000 and July 5, 2001, as they may be amended or supplemented from time to time (the “VLL Loan Agreements”), or (ii) Guidant Investment (“Guidant”), so long as Guidant or its successor owns, five percent (5%) or more of the issued and outstanding shares of the Company; provided that Senior Indebtedness shall be limited to a maximum aggregate outstanding amount of [*] dollars ($[*]) and any amount incurred in excess of such maximum amount shall not constitute Senior Indebtedness.
          “Stated Maturity,” when used with respect to the Note or any installment of interest thereon, shall mean the date specified in such Note as the fixed date on which the principal of such Note, or any installment of interest thereon, is due and payable.
          “Voting Stock” shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
          2.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
          2.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
          2.4 Legal Holidays. In any case where any Interest Payment Date or Stated Maturity of the Note or the last date on which Century has the right to convert the Note shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Note) payment of interest or principal or conversion of the Note, as the case may be, shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, or on such last day for conversion.
     3. Representations and Warranties of the Company.
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6.

          Except as otherwise specifically set forth in the Disclosure Schedule attached hereto as Exhibit C (the “Disclosure Schedule”) or in any document expressly referenced in the Disclosure Schedule which has been provided to Century, the Company represents and warrants to Century as of the date hereof as follows:
          3.1 Corporate Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently and proposed to be conducted, and to carry out the transactions contemplated in this Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby. The Company is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
          3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
          3.3 Authority. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, execution, issuance (or reservation for issuance) and delivery of the Note has been taken or will be taken prior to the issuance of the Note. This Agreement constitutes upon execution, and the Note will constitute upon issuance, a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect of rules of law governing specific performance, injunctive relief or other equitable remedies.
          No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the issuance of the Note except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and issuance of the Note under applicable federal and state securities law, which filings and qualifications, if required, will he accomplished by the Company in a timely manner.
          3.4 Financial Statements. The Company has made available to Century its audited financial statements of June 30, 2002 (“Audited Financials”) and its unaudited financial statements as of February 28, 2003 (the “Balance Sheet” and, together with the Audited Financials, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis; provided, however, that the Balance Sheet does not contain footnotes required under GAAP. The Financial Statements present fairly in all material respects the financial condition of the Company as of the date, indicated therein, subject to normal year-end audit adjustments in substantial conformity with GAAP.
          3.5 Business Changes. Since February 28, 2003, there has not been:
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7.

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Balance Sheet, except changes in the ordinary course of business that have not, in the aggregate, had a Material Adverse Effect;
               (b) any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect;
               (c) any waiver or compromise by the Company of a material debt owed to it;
               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and not having a Material Adverse Effect;
               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject having a Material Adverse Effect;
               (f) any material change in any compensation agreement or agreement with any employee, officer, director or stockholder;
               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
               (h) any resignation or termination of employment of any officer or key employee of the Company;
               (i) any mortgage, pledge, transfer of a security interest on or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and those incurred in the ordinary course of business that do not have a Material Adverse Effect;
               (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;
               (k) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such capital stock by the Company, except (x) the repurchase of shares of Common Stock issued or held by employees, consultants, directors or service providers of or to the Company upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the Company and such persons, and (y) the repurchase of shares of Common Stock in connection with the exercise of the right of fist refusal pursuant to agreements providing for the right of first refusal between the Company and any of its stockholders;
               (l) any material change in the accounting methods or practices followed by the Company; or
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8.

               (m) to the Company’s knowledge, any other event or condition that might reasonably be expected to have a Material Adverse Effect; or
               (n) any arrangement or commitment to do any of the things described in this Section 3.5.
          3.6 Litigation. There is no dispute, action, suit, proceeding or investigation pending or currently threatened in writing against the Company which questions the validity of this Agreement or the Note, or the right of the Company to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby or that would have, either individually or in the aggregate, a Material Adverse Effect. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company’s employees, the use in connection with the Company’s business of any information or techniques allegedly proprietary to any of the Company’s former employers, or the Company’s obligations under any agreements with prior employers. The Company is not a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.
          3.7 Compliance with Laws and Other Instruments.
               (a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would result in a Material Adverse Effect. The execution, delivery, and performance of this Agreement, and the issuance of the Note, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under (i) any such provision of the Restated Certificate or the Company’s Bylaws, (ii) any such instrument, judgment, order, writ, decree or contract, or (iii) any statute, rule or governmental regulation applicable to the Company, nor an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company.
               (b) The Company has not performed any act which would result in the Company’s loss or impairment of any right granted under any license, distribution or other agreement, the loss or impairment of which would have a Material Adverse Effect.
          3.8 Title to Properties; Leases. The Company owns its property and assets (other than properties or assets it leases) free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens, which arise in the ordinary course of business and do not impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with all terms of such leases, except where the failure of Company would not have a Material Adverse Effect, and holds a valid leasehold interest free of any liens, claims or encumbrances.
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9.

          3.9 Licenses, etc. The Company has all franchises, permits, and licenses and any similar authority necessary for the conduct of its business (“Licenses”) and is not in default under any such License, except where a default or failure to hold such License would not have a Material Adverse Effect.
          3.10 Proprietary Rights. The Company has sufficient title and ownership, without any known conflict with or infringement of the rights of others, of patents, trademarks, service marks, trade names, copyrights, trade secrets, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted in the future, except for those which the failure to have such sufficient title and ownership would not result in a Material Adverse Effect to such business. There are no outstanding options, licenses, or agreements relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, other than such licenses or agreements arising from the purchase of “off the shelf” or standard products or licenses incidental to consulting agreements or with independent contractors. To its knowledge, the Company has not violated nor, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity and the Company has not received any communication alleging such a violation or alleging that the conduct of the business as proposed to be conducted, would constitute such a violation. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data and proprietary rights and processes (the “Proprietary Information”) for the development, manufacture and sale of its products. To its knowledge, the Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. Since its organization, the Company has taken reasonable measures to protect the value (and, to the extent applicable, the confidentiality and security) of all Proprietary Information. The Company is not aware of any such independent development or of any misappropriation of its Proprietary Information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement nor the Note nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company except for those inventions that have been assigned to the Company. Set forth in Exhibit C is a list of all patents, trademarks and licenses of the Company.
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10.

          3.11 Taxes. The Company has timely filed all tax returns and reports as required by law. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in Exhibit C. To the Company’s knowledge, the income tax returns of the Company have never been audited by local, state or federal authorities, and the Company has not been advised that any of its returns are presently being audited. To the Company’s knowledge no material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to the payment or failure to pay any taxes, which have not been paid or received without further liability to the Company. Proper and accurate amounts have been withheld by the Company from its employees for all periods in compliance with the withholding provisions of applicable federal, state and local tax laws.
          3.12 Private Offering. Neither the Company nor anyone acting on its behalf will offer the Note or any similar securities for issuance or sale to, or solicit any offering to acquire any of the same from, any Person so as to make the sale and issuance of the Note subject to the registration requirements of section 5 of the Securities Act. Assuming the accuracy of the representations and warranties of Century contained in Article 4 hereof, the offer, sale, and issuance of the Note will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
          3.13 Full Disclosure. The Company has provided Century with all documents, contracts, filings and other information provided to the holders of the Company’s Series D Preferred Stock (the “Series D Stockholders”) prior to the purchase by the Series D Stockholders of the Series D Preferred Stock. To the Company’s knowledge, neither this Agreement, the exhibits hereto, nor the Distribution Agreement and Note to be entered into contemporaneously with this Agreement, contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.
     4. Representations and Warranties of Century. Except as contemplated by this Agreement, Century represents and warrants to the Company as of the date hereof as follows:
          4.1 Corporate Organization. Century is a corporation duly incorporated and validly existing under the laws of Japan. Century is duly qualified to do business in Japan. Century is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which such licensing or qualification is required by law or wherein the nature of the business transacted by it or the nature of the property owned or leased by it otherwise makes such licensing or qualification necessary, other than to the extent that failure to obtain such licensing or qualification, either individually or in the aggregate, would not have a material adverse effect on Century. Century has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.
          4.2 Authority. Century has all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to
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11.

satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Century. This Agreement has been duly executed and delivered by Century and constitutes the valid and binding obligation of Century enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 6 are satisfied, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the Articles of Incorporation or Bylaws of Century, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Century or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Century.
     Except as noted in Schedule 4.2, no consent, approval, order or authorization of, or registration, declaration or filing with, any Japanese governmental authority is required by or with respect to Century in connection with the execution and delivery of this Agreement by Century or the consummation by Century of the transactions contemplated hereby or thereby.
          4.3 Restricted Note. Century represents and agrees that, upon the issuance of the Note, (a) Century will acquire such Note for Century’s own account, and for the purpose of investment and not with a view to the distribution thereof, and that Century has no present intention of selling, negotiating or otherwise disposing of such Note; it being understood, however, that the disposition of Century’s property shall at all times be, and shall at all times remain, within its control, and (b) the Note has not been registered under section 5 of the Securities Act and that Century will only re-offer or resell the Note purchased by Century under this Agreement pursuant to an effective registration statement under the Securities Act or in accordance with an available exemption from the requirements of section 5 of the Securities Act, except under circumstances where neither such registration nor such an exemption from registration is required by law.
          4.4 Disclosure of Information. Century believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement and purchase the Note. Century further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the issuance of the Note. The foregoing, however, does not in any way limit or modify the representations and warranties of the Company in Article 3 of this Agreement, nor the right of Century to rely thereon.
          4.5 Investment Experience. Century is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this Agreement and the
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issuance of the Note. Century represents that it has not been organized for the purpose of acquiring the Note.
          4.6 Accredited Investor. Century is an “accredited investor” as defined in Section 501 of Regulation D as promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be requested by the Company.
          4.7 Rule 144. Century acknowledges that the Common Stock issuable upon conversion of the Note must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Century is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Common Stock issuable upon conversion of the Note, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.
     5. Conditions Precedent.
          5.1 Disbursement. The obligation of Century to make any disbursement of the Loan shall be subject to the prior or contemporaneous satisfaction of each of the following conditions, unless waived by Century:
               (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on the relevant Disbursement Date with the same effect as though made on and as of such date; and the Company shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Company on or prior to such Disbursement Date.
               (b) No Existing Default. No Event of Default, as defined in Article 7, or event, which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default by the Company shall exist on or prior to the Disbursement Date.
               (c) Distribution Agreement. The Company and Century shall have entered into a Distribution Agreement substantially in the form attached hereto as Exhibit A and such Distribution Agreement shall be in full force and effect, and the Company shall not be in breach or default of any material covenant, condition or other provision thereof beyond the applicable grace period, if any, specified therein.
               (d) Officer’s Certificate. The Company shall have delivered to Century a certificate signed by the Chief Executive Officer of the Company and dated as of the relevant Disbursement Date certifying that the conditions specified in Sections 5.l(a) and (b) have been satisfied.
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          5.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the relevant Disbursement Date of the following conditions, unless waived by the Company:
               (a) Representations and Warranties. The representations and warranties of Century set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the relevant Disbursement Date, except as otherwise contemplated by this Agreement.
               (b) Performance of Obligations of Century. Century shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the relevant Disbursement Date.
               (c) Distribution Agreement. The Company and Century shall have entered into a Distribution Agreement substantially in the form attached hereto as Exhibit A and such Distribution Agreement shall be in full force and effect.
     6. Covenants of the Company. From and after the Effective Date and continuing so long as any amount remains unpaid on the Note, the Company covenants and agrees with Century that:
          6.1 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights and franchises of the Company.
          6.2 Maintenance of Properties. The Company will maintain, preserve and keep its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained in all material respects.
          6.3 Merger; Acquisitions. Except with notice to Century as set forth below, the Company shall not (a) consolidate with or merge into any other Person, (b) convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person, (c) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof, or (d) otherwise acquire or agree to acquire any assets which are material to the Company except in the ordinary course of business consistent with prior practice. Such notice shall be given no earlier than contemporaneously with public disclosure of the occurrence of such an event.
          6.4 Sale or Lease of Assets; Dispositions. Except with contemporaneous notice to Century, the Company shall not sell, lease, transfer or otherwise dispose of any of its assets, except in the ordinary course of business, as it may exist from time to time. In the event that such transfer also constitutes a Change of Control, the Company shall transfer to such successor entity this Agreement, the Note and the Distribution Agreement, including without
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limitation any post-termination obligations contained therein, provided that in the event the Company transfers less than all or substantially all of its assets to a purchaser, such agreements, instruments and obligations shall be so transferred only to the extent the assets transferred are subject thereto.
          6.5 Indebtedness. Except with five (5) days’ prior notice to Century, the Company shall not incur any Indebtedness other than Senior Indebtedness or guarantee any such Indebtedness or issue or sell any debt securities of the Company other than Senior Indebtedness or guarantee any debt securities of others.
          6.6 Notice of Claims and Litigation. The Company will give prompt notice to Century of any claim or action at law or in equity, or before any governmental, administrative or regulatory body or arbitration panel instituted against the Company, or disputes that have a high probability of resulting in a suit of significance against the Company involving a claim against the Company, for damages in excess of Five Hundred Thousand Dollars ($500,000) or which, if concluded adversely to the Company, could be reasonably expected to have a Material Adverse Effect.
          6.7 Notice of Default. The Company shall promptly give written notice to Century of any known default or breach by the Company of any of its obligations or commitments set forth in this Agreement, the Distribution Agreement or the Note, or otherwise of any default or other occurrence that, with lapse of time and/or giving of notice, would constitute an Event of Default.
     7. Events of Default. If any of the events specified in this Article 7 shall occur (herein individually referred to as an “Event of Default”), Century shall have the right, so long as such condition exists and so long as such Note has not been converted in accordance with Article 9 hereof, to declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company:
          7.1 Payments. Default in the payment of the principal or unpaid accrued interest of the Note when due and payable if such default is not cured by the Company within ten (10) calendar days after Century has given the Company written notice of such default.
          7.2 Bankruptcy. The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.
          7.3 Commencement of an Action. If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action
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shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.
          7.4 Default of Indebtedness. Any declared default of the Company under any Indebtedness that gives the holder thereof the right to accelerate the principal and all accumulated interest amounts thereon, and the entire amount of such principal and interest amounts are in fact accelerated by the holder thereof.
          7.5 Covenants and Agreements. The Company shall default in the performance of any of its material covenants and agreements set forth in any provision of this Agreement and the continuance of such default for thirty (30) days after Century has given the Company written notice of such default, or any of the representations or warranties by the Company set forth in this Agreement shall not be true and correct in all material respects as and when made.
          7.6 Certain Occurrences Under Distribution Agreement. The Company (i) breaches or defaults on any material covenant, condition or other provision of the Distribution Agreement and such breach, default or acceleration continues after the applicable grace period, if any, specified therein, but in no event more than thirty (30) days after Century has given the Company written notice of such breach, default or acceleration, or (ii) the Distribution Agreement terminates in accordance with Section 12.2 of the Distribution Agreement.
          7.7 Other Remedies. If any Event of Default shall occur and be continuing, Century shall have, in addition to the remedies set forth in Article 7 hereof, all other remedies otherwise available at law and equity.
     8. Subordination and Security Interest of Century. The Indebtedness evidenced by the Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness.
          8.1 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then no amount shall be paid by the Company in respect of the principal of or interest on the Notes at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full. If there occurs an event of default that has been declared in writing to the Registered Holders with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, no payment shall be made in respect of the principal of or interest on the Notes, unless (i) such event of default shall have been cured or waived by the Senior Indebtedness or shall have ceased to exist, or (ii) payment of all Senior Indebtedness shall have been accelerated and all Senior
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Indebtedness shall have been paid in full, or (iii) within three (3) months after the happening of such event of default (a “Payment Blockage Period”), the maturity of such Senior Indebtedness shall not have been accelerated. Notwithstanding anything contained herein to the contrary, payments by the Company of principal and interest on the Notes to the Registered Holders shall be halted under Section 8.l(iii) for only one (1) Payment Blockage Period during any twelve (12) month consecutive period.
          8.2 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Article 8 to receive cash, securities or other properties otherwise payable or deliverable to the Registered Holder, nothing contained in this Article 8 shall impair, as between the Company and the Registered Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Registered Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Registered Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, except as limited under Section 8.1 above.
          8.3 Subrogation. After payment in full of all Senior Indebtedness, the Registered Holder shall he subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness that would, except for this Article 8, have been payable to the Registered Holders) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the payment in full of the Notes. No payments or distributions to the holders of Senior Indebtedness to which the Registered Holder would be entitled except for the provisions of this Article 8 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Registered Holder, be deemed to be a payment by the Company to the Senior Indebtedness or on account of the Senior Indebtedness.
          8.4 Undertaking. By its acceptance of the Note, the Registered Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Article 8.
          8.5 Subordination of Future Debt. During the term of this Agreement and until the performance of all obligations to Century, the Company shall not incur or permit to exist any Indebtedness, excluding Senior Indebtedness, unless (i) approved by Century in its sole discretion in writing, or (ii) the holder’s right to repayment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against the Company following default have been made subordinate to the Liens of Century and the prior payment of the obligations to Century under the loan documents pursuant to a written subordination agreement satisfactory to Century, which agreement may provide that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by the Company and retained by the holder so long as no Event of Default has occurred.
          8.6 Security Interest. Subject to the continuing security interest of VLL, in accordance with the VLL Loan Agreements, to secure the prompt payment of the Loan when amounts thereunder are due and payable, the Company hereby grants a continuing security interest to Century in all personal property and assets of the Company, including without
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limitation, all of the Company’s right, title and interest in and to all equipment, general intangibles, intellectual property, inventory, investment property, receivables, fixtures, deposit accounts and other goods and personal property, whether tangible or intangible, whether now owned or hereafter acquired and wherever located, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (“Collateral”). Within ten (10) calendar days of the Effective Date, Company (a) will prepare and file all documents as directed by Century necessary for registering and perfecting Century’s continuing security interest, all such documents to be approved by Century in writing prior to any such filing by Company (the “Security Documents”), and (b) will bear all costs of preparing and filing the Security Documents with the appropriate governmental authorities.
          8.7 Financing Statements and Other Actions. With respect to Collateral, the Company covenants:
               (a) to execute and deliver to Century all financing statements, notices and other documents from time to time reasonably requested by Century to maintain a perfected security interest in the Collateral in favor of Century; perform such other acts as directed by Century, and execute and deliver to Century such additional conveyances, assignments, agreements and instruments, as Century may at any time reasonably request in connection with the administration and enforcement of this Agreement or Century’s rights, powers and remedies hereunder;
               (b) other than with respect to Senior Indebtedness, not to sign or authorize the signing of any financing statement or other document naming the Company as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Century, or those naming Century as secured party, or with Century’s prior written consent which shall not be unreasonably withheld; and
               (c) not to sell, transfer, lease or otherwise dispose of any Collateral, except for fair consideration and in the ordinary course of the Company’s business.
     9. Conversion of Note.
          9.1 Conversion Right. Upon and for a period of one hundred eighty (180) days following a Qualified Public Offering (as hereinafter defined) (the “Conversion Period”), provided that such Conversion Period occurs prior to the Stated Maturity of the Note, and prior to an acceleration of payment as described in Article 7 and Section 9.8 hereof, Century shall have the option, and at Century’s sole discretion to convert the Note at the principal amount thereof, into fully paid and nonassessable shares of Common Stock at the Conversion Price (as defined herein), in effect at the time of such conversion. Such conversion right shall expire as to the Note at the close of business on the fifth anniversary of the Note’s Disbursement Date. For purposes of this Article 9, “Qualified Public Offering” shall mean the first bona fide firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act on Form S-1 for any successor form designated by the Securities and Exchange Commission) with an aggregate offering price of at least Five Million Dollars (US$5,000,000).
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          9.2 Conversion Price. The “Conversion Price” shall be the per share offering price of the Qualified Public Offering.
          9.3 Exercise of Conversion Privilege. Upon receipt of notice from Century of the exercise of its conversion privilege substantially in the form attached to Exhibit B, Century shall surrender the Note duly endorsed or assigned to the Company or in blank, at the office or agency of the Company maintained for that purpose. Upon conversion, the Company shall pay interest accrued but unpaid on the Note surrendered for conversion through the date of such conversion.
     The Note shall be deemed to have been converted as of such date as may be specified in the notice from Century (which in no event shall be earlier than ten (10) days from the receipt of notice by the Company), and at such time, the rights of Century under the Note shall cease and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable, on or after the conversion date, the Company shall issue and deliver at such office or agency, a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 9.4 hereof.
          9.4 Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of the Note. Instead of any fractional share of Common Stock, which would otherwise be issuable upon the conversion of the Note, the Company shall pay a cash adjustment in respect of such fraction of a share of Common Stock in an amount equal to the remaining amount, which is not converted by reason of this Section 9.4.
          9.5 Notice of Certain Corporate Action. In, case:
               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or
               (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than grants of securities or options, warrants or rights for securities, granted to officers, directors, employees, consultants or licensors of the Company); or
               (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall cause to be filed at the offices of the Company, and shall cause to be mailed to Century at its last addresses, as provided in Section 11.2 hereof; at least twenty (20)
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days (or ten (10) days in any case specified in clause (a) or (b) of this Section 9.5) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 9.5.
                    9.6 Company to Reserve Common Stock. Upon the closing of the Qualified Public Offering, the Company shall take all reasonable steps so as to ensure that at all times during the Conversion Period the Company has reserved and kept available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock then issuable upon the conversion of the Note.
                    9.7 Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Note will upon such conversion and issuance be fully paid and nonassessable.
                    9.8 Change of Control. In the event of any Change of Control of the Company, the Company shall notify Century at least thirty (30) days prior to the closing of the transaction that will effect the Change of Control, and Century shall have the right to declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company, and terminate this Agreement.
                    9.9 Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Note shall be made without charge to Century for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable with respect of any transfer involved in the issuance and delivery of any Common Stock certificate in a name other than that of Century.
                    9.10 Transfer and Exchange of the Note. The Note may not be transferred or assigned by Century without the express written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion; provided, however, that Century shall have the option of transferring or assigning the whole or any part of the Note to an Affiliate at any time, at the sole discretion of Century (a “Permitted Transfer”). Any such Permitted Transfer shall be made in accordance with applicable federal and state securities laws. At any time and from time to time, upon not less than ten (10) days notice to that effect given by Century, the right to receive principal and/or interest payments on such Note may be assigned or transferred in a Permitted Transfer by surrender of such Note to the Company and either (a) reissuance by the Company of such Note to the new registered holder (such holder a “Permitted Transferee”) or (b) issuance by the Company of a new Note to the Permitted Transferee. The Company shall at all times maintain a book entry system, which shall reflect ownership of the
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Note. The Company shall also change its records to reflect each such transfer or reissuance. Century shall pay any stamp tax or governmental charge imposed in Japan upon such exchange or transfer and Company shall pay any stamp tax or governmental charge imposed in the United States upon such exchange or transfer.
                    9.11 Loss, Theft, Mutilation or Destruction of a Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, the Company will make and deliver without expense to Century thereof, a new Note, of like tenor: in lieu of such lost, stolen, mutilated or destroyed Note.
                    9.12 Expenses, Stamp Tax Indemnity. The Company agrees to pay duplicating and printing costs and charges for shipping the Note, adequately insured to Century’s home office or at such other place as Century may designate, and all reasonable expenses of Century (including, without limitation, the reasonable fees and expenses of any financial advisor to Century) relating to any proposed or actual amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any proposed or actual amendments, waivers, or consents resulting from any work-out, re-negotiations or restructuring relating to the performance by the Company of its obligations under this Agreement and the Note. The Company also agrees that it will pay and hold Century harmless against any and all liabilities with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not such Note is then outstanding. The Company agrees to protect and indemnify Century against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (other than any Person engaged by the Registered Holder) in connection with the transactions contemplated by this Agreement.
                    9.13 Cancellation of Converted Note. The Note delivered for conversion shall be canceled by or at the direction of the Company.
          10. Registration Rights. Century shall be permitted to become a party to that certain Amended and Restated Investors Rights Agreement, by and among the Company and certain of the Company’s stockholders dated June 13, 2002 (the “IRA”), by delivering a counterpart signature page to the IRA in accordance with and pursuant Sections 2.12, 5.11(a) and 4.6(h) of the IRA. Century shall be an “Investor” as such term is defined in the IRA with all rights appurtenant to being an “Investor” thereunder upon execution and delivery of such counterpart signature page. Company shall ensure that the “Schedule of Investors” to the IRA shall be appropriately amended to include Century and the definition of “Registrable Securities” shall be amended to include the Common Stock issuable upon conversion of the Note.
          11. Miscellaneous.
                    11.1 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of Century in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of Century are cumulative to, and are not exclusive of, any rights or remedies Century would otherwise have.
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          11.2 Notice. Except as otherwise expressly provided herein, any notice, consent or document required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted certified mail delivery, or five (5) business days after deposit in the mail, or three (3) business days after deposit with an internationally recognized overnight courier. Such certificates, documents or notice may be personally delivered to an authorized representative of the Company or Century (as the case may be) at any address where such authorized representative is present, such other address as such party may designate by twenty (20) days advance written notice to the other party, and otherwise shall be sent to the following address:

If to the Company:	Cardica, Inc.
171 Jefferson Drive
Menlo Park, CA 94025
Attention: Bernard Hausen
Telecopy No.: (650) 326-5655

With a copy to:	Nancy H. Wojtas, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Telecopy No.: (650) 849-7400

If to Century:	Century Medical, Inc.
1-6-4 Osaki, Shinagawa-ku
Tokyo 141-8588 Japan
Attention: Shunzo Saegusa
Telecopy No.: (03) 3491-0577

With a copy to:	O’Melveny & Myers LLP
Akasaka Twin Tower, East 14F
2-17-22 Akasaka, Minato-ku
Tokyo 107-0052
Attention: Dale Araki, Esq.
Telecopy No.:(03) 5575-3840
          11.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of Century and its successors and assigns; provided, however, that, subject to Section 9.10 hereof, neither the Company nor Century shall assign this Agreement, the Note or any of its rights, duties or obligations hereunder or thereunder without the prior written consent of the other party which consent shall not be unreasonably withheld, conditioned, or delayed.
          11.4 Survival of Representations and Warranties. All representations and warranties made by the Company herein and in any certificates delivered pursuant hereto,
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22.

whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.
          11.5 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.
          11.6 Waiver of Conditions. If on the Closing Date, either party hereto fails to fulfill each of the conditions specified in Article 5 hereof, the other party may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Article 5 have not been fulfilled, the other party may waive compliance by such party with any such condition to such extent as such party may in its sole discretion determine. Nothing in this Section 11.6 shall operate to relieve either party of any obligations hereunder or to waive any of the other party’s rights against such party.
          11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          11.8 Governing Law. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with the law of the State of California, without regard to the conflict of laws provisions thereof.
          11.9 Captions. The descriptive headings of the various sections or part of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
          11.10 Dispute Resolution. In the event there arises a dispute between the Parties as to the performance or interpretation of any of the provisions of this Agreement, or as to matters related to but not covered by this Agreement, the Parties shall first attempt to find a mutually agreeable solution by consultation in good faith. If the matter has not been resolved within thirty (30) days of their first meeting to resolve a dispute, then any such dispute shall be determined finally by final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The place of arbitration shall be either (a) Menlo Park, California, U.S.A. if initiated and brought by DISTRIBUTOR or (b) Tokyo, Japan if initiated and brought by COMPANY and the language of the arbitration shall be English. The arbitral tribunal shall consist of a single arbitrator. If the Parties shall not have agreed upon an arbitrator within thirty (30) days of the notice of arbitration, then the Administrator of the American Arbitration Association shall appoint one. At minimum, the arbitral tribunal shall be experienced in cross-border transactions in the area of medical devices. The unsuccessful Party in an arbitration shall pay and discharge all reasonable costs and expenses (including reasonable attorneys’ fees) which are incurred by the other Party in enforcing this Agreement.
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23.

     Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The Parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Award.
     Pending the submission to arbitrators and thereafter until the single arbitrator renders the award, the Parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the award.
     Nothing herein shall prevent any party from seeking injunctive relief from any court of competent jurisdiction, in order to preserve assets, prevent irreparable harm or as otherwise appropriate.
          11.11 Survival. The obligations of the Company under Sections 1.2 — 1.6, 1.8, 1.9 and Articles 2, 6, 7, 8, 9, 10 and 11 hereof shall survive (a) a Permitted Transfer, (b) the enforcement, amendment or waiver of this Agreement or the Note and, (c) provided that the Note or any part thereof remains outstanding, the termination of this Agreement.
          11.12 Term; Termination. Subject to Sections 11.1 and 11.11, this Agreement shall terminate upon the earlier of (1) full and final payment of all amounts owed by the Company to Century under the Note or (2) conversion of the Note into Common Stock of the Company, in accordance with Article 9.
          11.13 Entire Agreement; Amendment and Modification. This Agreement, together with Distribution Agreement and the Note, constitutes the entire and final agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral or written agreements or discussions on the subject matter hereof. Neither this agreement nor any of the other documents or instruments delivered herewith or executed pursuant hereto may be modified or amended in any respect except in a writing signed by both parties expressly setting forth such modification or amendment.
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24.

     In Witness Whereof, the Company and Century by their duly authorized officers have each caused this Agreement to be executed as of the date first written above.

CENTURY:

Century Medical, Inc.

/s/ Yasuo Kyotani

By: Yasuo Kyotani
Title: President & CEO

COMPANY:

Cardica, Inc.

/s/ Bernard Hausen

By: Bernard Hausen
Title: President & CEO
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Exhibit A
FORM OF EXCLUSIVE DISTRIBUTION AGREEMENT
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Exhibit B
FORM OF SUBORDINATED 5% CONVERTIBLE NOTE
CARDICA, INC.
5% Convertible Note, due [June -, 2008]

No. CSN-1 $3,000,000	Menlo Park, CA June ___, 2003
     Cardica, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to Century Medical, Inc., a Japanese corporation (“Century”), or its registered assigns (Century or its assigns being the “Registered Holder”), the principal sum of THREE MILLION DOLLARS (US$3,000,000) on [June ___, 2008] (the “Maturity”), and to pay interest (computed on the basis of the actual number of days elapsed and a year of 365 days) (i) on the unpaid principal balance thereof from the date of this Note at the rate of five percent (5%) per annum from the date hereof, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an “Interest Payment Date”) (commencing [July 31, 2003]) until such unpaid principal balance shall become due and payable (whether at Maturity, or by declaration, acceleration or otherwise) and (ii) to the extent permitted by applicable law on each overdue payment of principal or any overdue payment of interest, at a rate per annum equal to twelve percent (12.0%) (computed on the basis of the actual number of days elapsed and a year of 365 days) payable quarterly as aforesaid.
     The interest and principal payments payable with respect to this Note, on any Interest Payment Date, at Maturity or by declaration, acceleration or otherwise, pursuant to the Note Agreement (as defined herein), shall be paid to Century in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such interest and principal payments shall be made to Century in accordance with the provisions of the Note Agreement.
     This 5% Convertible Note is the Note due [June ___, 2008] of the Company issued in an aggregate principal amount of Three Million Dollars ($3,000,000) pursuant to the Subordinated Convertible Note Agreement, dated [June ___, 2003], by and between the Company and Century (the “Note Agreement”). The Registered Holder of this Note is entitled to the benefits of the Note Agreement, and may enforce the Note Agreement and exercise the remedies provided for thereby or otherwise available in respect thereof.
     This Note may be transferred or assigned by Century or Registered Holder as provided in the Note Agreement, provided that the right to receive principal and/or interest payments on this Note may be assigned or transferred only in one of the following methods: (1) by surrender of this Note to the Company and (a) reissuance by the Company of this Note to the new Registered Holder or (b) issuance by the Company of a new note to the new Registered Holder; or (2) by notification to the Company of the transfer and a change by the Company in the Company’s
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1.

books identifying the new owner of an interest in principal or interest on this Note. The Company shall at all times maintain a book entry system, which shall reflect ownership of this Note, and interests therein. In the event the first method of transfer is used, the Company shall also change its records to reflect such transfer or reissuance. The method of transfer, as detailed above, will be determined by mutual agreement of Century and Registered Holder.
     In the case of an Event of Default (as defined in the Note Agreement), the principal of this Note in certain circumstances may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Agreement, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.
     This Note is subject to conversion into Common Stock pursuant to the terms and conditions of the Note Agreement and conversion shall be evidenced by a Notice of Conversion as attached hereto.
     The Indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subordinate and subject in right of payment to the Senior Indebtedness (as defined in the Note Agreement), and this Note is issued subject to the provisions of the Note Agreement with respect thereto. Each Registered Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.
     No reference herein to the Note Agreement and no provision of this Note or of the Note Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Note Agreement.
     All terms used in this Note, which are defined in the Note Agreement, shall have the meanings assigned to them in the Note Agreement.
     This Note has been delivered to Century in Menlo Park, California, and the Note and the Note Agreement are governed by and shall be construed and enforced in accordance with and the rights of the parties shall be governed by the law of the State of California excluding choice-of-law principles.
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2.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: June __, 2003

Cardica, Inc.

By:

Its:

Attest:

By:

Its:

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NOTICE OF CONVERSION TO 5 % CONVERTIBLE NOTE
     Registered Holder, as defined in the certain Subordinated Convertible Note Agreement, dated June ___, 2003 (the “Note Agreement”) hereby irrevocably exercises the option to convert this 5% Convertible Note, or that portion hereof below designated, into shares of Common Stock in accordance with the terms of the Note Agreement, and represents that the shares issuable and deliverable upon such conversion, together with written confirmation of transmittal of a wire transfer to Registered Holder in payment for any fractional shares and in payment of accrued but unpaid interest on the Note or portion of the Note to be convened, and any 5% Convertible Note representing any unconverted principal mount hereof, will be issued and delivered to the current Registered Holder of the 5% Convertible Note.
     Principal amount to be converted (if less than all): $

REGISTERED HOLDER

Name:

By:

Its:

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1.

EXHIBIT C
DISCLOSURE SCHEDULES
OF
CARDICA, INC.
TO
SUBORDINATED CONVERTIBLE NOTE AGREEMENT
BY AND BETWEEN
CENTURY MEDICAL, INC.
AND
THE COMPANY
DATED AS OF JUNE 16, 2003
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1.

SCHEDULE OF EXCEPTIONS
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2.

DISCLOSURE SCHEDULE
OF
CENTURY MEDICAL. INC.
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AMENDMENT NO. 1 TO
SUBORDINATED CONVERTIBLE NOTE AGREEMENT
     This Amendment No. 1 (this “Amendment No. 1”) to the Subordinated Convertible Note Agreement, dated as of June 16, 2003, by and between Cardica, Inc., a Delaware corporation (the “Company”) and Century Medical, Inc., a Japan corporation (“CMI”) (collectively, the “Agreement”) is made as of August 6, 2003, by and between the Company and CMI.
Recitals
     Whereas, Section 11.13 of the Agreement provides that the Agreement may be amended with the written consent of the Company and CMI; and
     Whereas, the Company and CMI desire to amend the Agreement as provided below.
Agreement
     In consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment No. 1, intending to be legally bound, agree as follows (capitalized terms used in this Amendment No. 1 but not defined herein shall have the meaning assigned to them in the Agreement);
1. Default on Senior Indebtedness. Section 8.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“8.1 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then no amount shall be paid by the Company in respect of the principal of or interest on the Notes at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full. If there occurs an event of default that has been declared in writing to the Registered Holders with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, no payment shall be made in respect of the principal of or interest on the Notes, and no litigation, bankruptcy proceeding, foreclosure, set-off or action to take possession of Collateral shall be commenced by Century to enforce any of its remedies under the Notes, unless (i) such event of default shall have been cured or waived by the holder of such Senior Indebtedness or shall have ceased to exist, or (ii) payment of all Senior Indebtedness shall have been accelerated and all Senior Indebtedness shall have been paid in full, or (iii) within three (3) months after the happening of such event of default (a “Payment Blockage Period”), the maturity of such Senior Indebtedness shall not have been accelerated, or (iv) the holder of any Indebtedness other than Senior Indebtedness shall have commenced any litigation, bankruptcy proceeding, foreclosure, set-off or action to take possession of Collateral to enforce its remedies at law, in equity or under the relevant loan
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1.

agreement. Notwithstanding anything contained herein to the contrary, payments by the Company of principal and interest on the Notes to the Registered Holders shall be halted under Section 8.1(iii) for only one (1) Payment Blockage Period during any twelve (12) month consecutive period.”
2. Security Interest. Section 8.6 of the Agreement is hereby amended and restated in its entirety to read as follows:
“8.6 Security Interest. Subject to the continuing security interest of any holder of Senior Indebtedness, and pursuant to and limited to the amount of such holder’s Senior Indebtedness, to secure the prompt payment of the Loan when amounts thereunder are due and payable, the Company hereby grants a continuing security interest to Century in all personal property and assets of the Company, including without limitation, all of the Company’s right, title and interest in and to all equipment, general intangibles, intellectual property, inventory, investment property, receivables, fixtures, deposit accounts and other goods and personal property, whether tangible or intangible, whether now owned or hereafter acquired and wherever located, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing (“Collateral”). Within ten (10) calendar days of the Effective Date, Company (a) will prepare and file all documents as directed by Century necessary for registering and perfecting Century’s continuing security interest, all such documents to be approved by Century in writing prior to any such filing by Company (the “Security Documents”), and (b) will bear all costs of preparing and filing the Security Documents with the appropriate governmental authorities. Any security interest on the Collateral granted to Century pursuant to this Agreement or the Security Documents shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by Company or by law, pursuant to and limited to the amount of such holder’s Senior Indebtedness, notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.”
3. No Other Amendment. Except as modified by this Amendment No. 1, the Agreement shall remain in full force and effect in all respects without any modification. By executing this Amendment No. 1 below, the Company and CMI certify that this Amendment No. 1 has been executed and delivered in compliance with the terms of Section 11.13 of the Agreement. This Amendment No. 1 shall become effective when executed and delivered by the Company and CMI as provided under Section 11.13 of the Agreement.
3. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
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2.

     In Witness Whereof, the parties hereto have executed this Amendment No. 1 To Subordinated Convertible Note Agreement as of the date set forth in the first paragraph hereof.

Cardica, Inc.	Century Medical, Inc.

By: /s/ Bernard Hausen	By: /s/ Yasuo Kyotani

Bernard Hausen, M.D.	Yasuo Kyotani
President and Chief Executive Officer	President and Chief Executive Officer
Amendment No. 1 To Subordinated Convertible Note Agreement
Signature Page
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